EXHIBIT 3.4

                                     BY-LAWS
                               ARTICLE I - OFFICES

         Section 1. The registered office of the corporation shall be at 71 Irvington Street, Westwood, NJ 07675.

         Section 2. The corporation may have such other offices either within or without the state as the board of directors may designate or as the business of the corporation may require from time to time.

                                ARTICLE II - SEAL

       Section 1. The corporation seal shall have inscribed thereon the name of the corporation, the year of its creation and the words "Corporate Seal, New Jersey".

                      ARTICLE III - SHAREHOLDERS' MEETINGS

       Section 1. All meetings of the shareholders shall be held at the principal office of the corporation, or at such other place or places, either within or without the State of New Jersey, as may from time to time be selected by the board of directors.

       Section 2. Annual Meetings: The annual meeting of shareholders, after the year 1998 shall be held on the fifteenth day of March in each year if not a legal holiday, and if a legal holiday, then on the next full business day following at 10:00 o'clock a.m., or on such other day as may be fixed by the Board, when the shareholders shall elect, by a plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting.

       If the annual meeting for election of directors is not held on the day designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

       Section 3. Special Meetings: Special meetings of the shareholders may be called by the President or the Board of Directors, and shall be called at the request in writing to the President by the holder or holders of not less than ten percent of all the shares entitled to vote at a meeting.

       Section 4. Notice of Shareholders' Meetings: Written notice of the time, place and purpose or purposes of every meeting of shareholders shall be given not less than ten or more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting, unless a greater period of notice is required by statute in a particular case.

       When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

       Section 5. Waiver of Notice: Notice of a meeting need not be given to any shareholder who signs a waiver of such notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

       Whenever shareholders are authorized to take any action after the lapse of a prescribed period of time, the action may be taken without such lapse if such requirement is waived in writing, in person or by proxy, before or after the taking of such action, by every shareholder entitled to vote thereon as of the date of the taking of such action.

       Section 6. Action by shareholders Without Meeting:

       (1) Any action required or permitted to be taken at a meeting of shareholders by statute or the Certificate of Incorporation or By-Laws of the corporation, may be taken without a meeting if all the shareholders entitled to vote thereon consent thereto in writing, except that in the case of any action to be taken pursuant to Chapter 10 of the Business Corporation Act (concerning mergers, etc.), such action may be taken without a meeting only if all shareholders entitled to vote consent thereto in writing and the corporation provides to all other shareholders the advance notification required by paragraph
(2)(b) of this section.

       (2) Except as otherwise provided in the Certificate of Incorporation and subject to the provisions of this subsection, any action required or permitted to be taken at a meeting of shareholders by this Act, the Certificate of Incorporation, or By-Laws, other than the annual election of directors, may be taken without a meeting upon written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

               (a) If any shareholder shall have the right to dissent from a proposed action, pursuant to Chapter 11 of the Act, the Board shall fix a date on which written consents are to be tabulated; in any other case, it may fix a date for tabulation. If no date is fixed, consents may be abulated as they are received. No consent shall be counted which is received more than sixty days after the date of the Board action authorizing the solicitation of consents or, in a case in which consents, or proxies for consents, are solicited from all shareholders who would have been entitled to vote at a meeting called to take such action, more than sixty days after the date of mailing of solicitation of consents, or proxies for consents.

               (b) Except as provided in paragraph (2)(c), the corporation, upon receipt and tabulation of the requisite number of written consents, shall promptly notify all non-consenting shareholders, who would have been entitled to notice of a meeting to vote upon such action, of the action consented to, the proposed effective date of such action, and any condition precedent to such action. Such notification shall be given at least twenty days in advance of the proposed effective date of such action in the case of any action taken pursuant to Chapter 10 of the Act, and at least ten days in advance in the case of any other action.

               (c) The corporation need not provide the notification required to be given by paragraph (2)(b) if it

                      (i) solicits written consents or proxies for consents from all shareholders who would have been entitled to vote at a meeting called to take action, and at the same time gives notice of the proposed action to all other shareholders who would have been entitled to notice of a meeting called to vote upon such action;

                      (ii) advises all shareholders, if any, who are entitled to dissent from the proposed action, as provided in Chapter 11 of the Act, of their right to do so and to be paid the fair value of their shares; and

                      (iii) fixes a date for tabulation of
       consents not less than twenty days, in the case of any proposed action to be taken pursuant to Chapter 10 of the Act, or not less than ten days in the case of any other proposed action, and not more than sixty days after the date of mailing of solicitation of consents or proxies for consents.

               (d) Any consent obtained pursuant to paragraph
(2)(c) may be revoked at any time prior to the day fixed for tabulation of consents. Any other consent may be revoked at any time prior to the day on which the proposed action could be taken upon compliance with paragraph (2)(b). The revocation must be in writing and be received by the corporation.

(3) Whenever action is taken pursuant to subsection (1) or (2), the written consents of the shareholders consenting thereto or the written report of inspectors appointed to tabulate such consents shall be filed with the minutes or proceedings of shareholders.

       In case the corporation is involved in a merger, consolidation or other type of acquisition or disposition regulated by Chapters 10 and 11 of the Act, the pertinent provisions of the statute should be referred to and strictly complied with.

       Section 7. Fixing Record Date:

       (1) The Board may fix, in advance, a date as the record date for determining the corporation's shareholders with regard to any corporate action or event and, in particular, for determining the shareholders who are entitled to

                      (a) notice of or to vote at any meeting of shareholders of any adjourned thereof;

                      (b) give a written consent to any action without a meeting; or

                      (c) receive payment of any dividend or
       allotment of any right.

The record date may in no case be more than sixty days prior to the shareholders' meeting or other corporate action or event to which it relates. The record date for a shareholders' meeting may not be less than ten days before the date of the meeting. The record date to determine shareholders to give a written consent may not be more than sixty days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than sixty days before the last day on which consents received may be counted.

       (2) If no record date is fixed,

                      (a) the record date for a shareholders'
       meeting shall be the close of business on the day next proceeding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and

                      (b) the record date for determining
       shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

       (3) When a determination of shareholders of record for a shareholders' meeting has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this section for the adjourned meeting.

       Section 8. Voting Lists: The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. A list required by this section may consist of cards arranged alphabetically or any equipment which permits the visual display of such information. Such list shall be arranged (a) alphabetically within each class, series or group of shareholders maintained by the corporation for convenience of the reference, with the address of and the number of shares held by, each shareholder;
(b) be produced at the time and place of the meeting; (c) be subject to the inspection of any shareholder for reasonable periods during the meeting; (d) and be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting.

       If the requirements of this section have not been complied with, the meeting shall, on demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting prior to the making of any such demand.

       Section 9. Quorum: Unless otherwise provided in the Certificate of Incorporation or by statute, the holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

       Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the provisions of this section shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business.

       Section 10. Voting: Each holder of shares with voting rights shall be entitled to one vote for each such share registered in his name, except as otherwise provided in the Certificate of Incorporation. Whenever any action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Certificate of Incorporation.

       Every shareholder entitled to vote at a meeting of shareholders or to express consent without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his agent, except that a proxy may be given by a shareholder or his agent by telegram or cable or by any means of electronic communication which results in a writing. No proxy shall be valid for more than eleven months unless a longer period is expressly provided therein. A proxy shall be revocable at will unless the proxy states that it is irrevocable and is coupled with an interest either in the stock itself or in the corporation and in particular and without limitation, if it is held by a pledgee, a person who has purchased or agreed to purchase the shares, a creditor who is given the proxy in consideration of the extension of credit to the corporation, a person who has agreed to perform services as an employee, or a person designated pursuant to the terms of an agreement as to voting between two or more shareholders. An irrevocable proxy becomes revocable when the interest which supports the proxy has terminated. The grant of a later proxy revokes any earlier proxy unless the earlier proxy is irrevocable. A proxy shall not be revoked by the death or incapacity of the shareholder, but the proxy shall continue to be in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy does not revoke the proxy unless the shareholder files written notice of the revocation with the secretary of the meeting prior to the voting of the proxy or votes the shares subject to the proxy by written ballot.

       Section 11. Elections of Directors: At each election of directors every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Directors shall be elected by a plurality of the votes cast at the election, except as otherwise provided by the Certificate of Incorporation.

       Elections of directors need not be by written ballot unless a shareholder demands election by ballot at the election and before voting begins.

       Section 12. Inspections of Election: The Board may, in advance or any shareholders' meeting, or the tabulation of written consents of the shareholders without a meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof or to tabulate such consents and make a writing thereof. If inspections to act at any meeting of shareholders are not so appointed or shall fail to qualify, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat, shall, make such appointment.

       Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. No person shall be elected a director in an election for which he has served as an inspector.


                             ARTICLE IV - DIRECTORS

       Section 1. The business and affairs of this corporation shall be managed by or under the direction of its Board of Directors, no more than three in number. A director shall be at least eighteen years of age and need not be a United States citizen or a resident of this state or a shareholder in this corporation. The Directors named in the Certificate of Incorporation shall hold office until the first annual meeting of shareholders, and until their successors shall have been elected and qualified. At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term of one year and until his successor shall have been elected and qualified.

       Section 2. First Meeting After Election: After the election of the directors, the newly elected Board may meet at such place and time as shall be fixed by the vote of the shareholders at the annual meeting, for the purpose of organization and otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting; provided a majority of the whole Board shall be present; or such place and time may be fixed by the consent in writing of the directors.

       Section 3. Regular Meetings: Regular meetings of the Board shall be held without notice on the first Monday of May of each year at 10:00 o'clock a.m., at the registered office of the corporation, or at such other time and place as shall be determined by the Board.

       Section 4. Quorum: Each director shall have one vote at a meeting of the board or at meetings of board committees unless the Certificate of Incorporation provides the director is entitled to more than one vote pursuant to a provision in the Certificate of Incorporation.

       The participation of directors with a majority of the votes of the entire board, or of any committee thereof, shall constitute a quorum for the transaction of business, unless the Certificate of Incorporation provides that a greater or lesser proportion shall constitute a quorum, which in no case shall be less than one-third of the entire board or committee.

       Any action approved by a majority of the votes of directors present at a meeting at which a quorum is present shall be the act of the board or of a committee of the board, unless the act, or the Certificate of Incorporation, requires a greater proportion, including a unanimous vote.

       Any action required or permitted to be taken pursuant to Authorization voted at a meeting of the Board or any committee thereof, may be taken without a meeting if, prior or subsequent to such action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board or committee.

       Where appropriate communication facilities are reasonably available, any or all directors shall have the right to participate in all or any part of a meeting of the board or committee of the board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

       Section 5. Special Meetings: Special meetings of the board may be called by the President on _____ day notice to each director, either personally or by mail; special meetings may be called in like manner and on like notice, on the written request of any director.

       Section 6. Waiver of Notice: Notice of any meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting. The attendance of any director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Neither the business to be transacted at, nor the purposes of, any meeting of the board need be specified in the notice or waiver of notice of such meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

       Section 7. Powers of Directors: The board of directors shall have the full power of management of the business of the corporation. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by these by-laws directed or required to be exercised or done by the shareholders.

       Section 8. Compensation of Directors: The board, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of directors for services to the corporation as directors, officers or otherwise.

       Section 9. Executive Committee: If deemed advisable, the board of directors, by resolution adopted by a majority of the entire board, may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members. Each committee shall have and exercise all the authority of the board, except that no such committee shall make, alter or repeal any by-law of the corporation; elect or appoint any director, or remove any officer or director; submit to shareholders any action that requires shareholder approval; or amend or repeal any resolution theretofore adopted or repealable only by the board.

       Actions taken at a meeting of any such committee shall be reported to the board at its next meeting following such committee meeting; except that, when the meeting of the board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the board at its second meeting following such committee meeting.

       One or more or all directors of the corporation may be removed for cause or unless otherwise provided in the Certificate of Incorporation, without cause by the shareholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors, except in any case where cumulative voting is authorized, if less than the total number of director then serving on the board is to be removed by the shareholders, no one of the directors may be so removed if the votes cast against his removal would be sufficient to elect him if then voted cumulatively at an election of the entire board; or a director elected by a class vote may be removed only by a class vote of the holders of shares entitled to vote for his election; or if the Certificate of Incorporation requires a greater vote than a plurality of the votes cast for the election of directors, no director may be removed except by the greater vote required to elect him and shareholders of a corporation whose board of directors is classified as provided in 14A:6-4(1) shall not be entitled to remove directors without cause.

                              ARTICLE V - OFFICERS

       Section 1. The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if desired, a Chairman of the Board, one or more Vice Presidents, and such other officers as may be required. They shall be annually elected by the board of directors and shall hold office for one year and until successors are elected and have qualified, subject to earlier termination by removal or resignation. The board may also choose such employees and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the board.

       Any two or more offices may be held by the same person but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by these by-laws to be executed, acknowledged, or verified by two or more officers.

       Section 2. Salaries: The salaries of all officers, employees and agents of the corporation shall be fixed by the board of directors.

       Section 3. Removal: Any officer elected by the board of directors may be removed by the board with or without cause. An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders but his authority to act as an officer may be suspended by the board for cause.

       Section 4. President: The President shall be the chief executive officer of the corporation; he shall preside at all meetings of shareholders and directors; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees, and shall have general powers and duties of supervision and management usually vested in the office of President of a corporation.

       Section 5. Vice President: The Vice President, if one has been appointed, shall be vested with all the powers and be required to perform all duties of the President in his absence.

       Section 6. Chairman of the Board: The Chairman of the
Board, if one has been appointed, shall exercise such powers and perform such duties as shall be provided in the resolution proposing that a Chairman of the Board be elected.

       Section 7. Secretary: The Secretary shall keep full minutes of all meetings of the shareholders and directors; he shall be EX-OFFICIO Secretary of the board of directors; he shall attend all sessions of the board, shall act as clerk thereof, and record all votes and minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give or cause to be given, notice of all meetings of the shareholders of the corporation and the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the President, under whose supervision he shall be.

       Section 8. Treasurer: The Treasurer shall keep full and accurate accounts of the receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the board of directors.

       He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the President and directors, at regular meetings of the board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the corporation, and shall submit a full financial report at the annual meeting of the shareholders.

                                ARTICLE VI - VACANCIES

       Section 1. Directors: Any directorship not filled at the annual meeting, any vacancy, however caused, occurring in the Board and newly created directorships resulting from an increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board, or by a sole remaining director. A director so elected by the Board shall hold office until his successor shall have been elected and qualified.

       If by reason of death, resignation or other cause the corporation has no directors in office, any shareholder or the executor or administrator of a deceased shareholder may call a special meeting of the shareholders for the election of directors and over his own signature, shall give notice of said meeting, except to the extent that such notice is waived.

       Section 2. Officers: Any vacancy occurring among the officers, however caused, shall be filled by the Board of Directors.

       Section 3. Resignations: Any director or other officer may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.


                         ARTICLE VII - SHARE CERTIFICATES

       Section 1. The share certificates of the corporation shall be numbered and registered in the transfer records of the corporation as they are issued. They shall bear the corporate seal, or a facsimile thereof, and be signed by the

       Section 2. Transfers: All transfers of the shares of the Corporation shall be made upon the books of the corporation by the holders of the shares in person, or by his legal representatives. Share certificates shall be surrendered and cancelled at the time of transfer.

       Section 3. Loss of Certificates: In the event that a share
Certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

                        ARTICLE VIII - BOOKS AND ACCOUNTS

       Section 1. The corporation shall keep books and records of account and minutes of the proceedings of the shareholders, board of directors and executive committee, if any. Such books, records and minutes may be kept outside of this state. The corporation shall keep at its principal office, its registered office, or at the office of a transfer agent, a record or records containing the names and addresses of all shareholders, the number, class, and series of shares held by each and the dates when they respectively became owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into readable form within a reasonable time. The corporation shall convert into readable form without charge any such records not in such form, upon the written request of any person entitled to inspect them.

       Section 2. Upon the written request of any shareholder, the corporation shall mail to such shareholder its balance sheet as at the end of the preceding fiscal year, and its profit and loss and surplus statement for such fiscal year.

       Section 3. Inspection: Any person who shall have been a shareholder of record of the corporation for at least six months immediately preceding his demand, or any person holding, or so authorized in writing by the holders of, at least five percent of the outstanding shares of any class or series, upon at least five days' written demand shall have the right for any proper purpose to examine in person or by agent or attorney, during usual business hours, the minutes of the proceedings of the shareholders and record of shareholders and to make extracts therefrom at the places where the same are kept.

                     ARTICLE IX - MISCELLANEOUS PROVISIONS

       Section 1. Monetary Disbursements: All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

       Section 2. Fiscal Year: The fiscal year of the corporation shall begin on the first-day of

       Section 3. Dividends: The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

       Section 4. Reserve: Before payment of any dividend there may be set aside such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for the equalizing of dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

       Section 5. Giving Notice: Whenever written notice is required to be given to any person, it may be given by personal delivery to the person to whom it is directed or by sending a copy thereof by mail or certified mail. If notice is given by mail, the notice shall be deemed to be given when deposited in the mail addressed to the person to whom it is directed at his last address as it appears on the records of the corporation, with postage prepaid thereon. Such notice shall specify the place, day and hour of the meeting and, in the case of a shareholders' meeting, the general nature of the business to be transacted. In computing the period of time for the giving of any notice required or permitted by statute, or by the Certificate of Incorporation or by these by-laws or any resolution of the board of directors or shareholders, the day on which the notice is given shall be excluded, and the day on which the matter noticed is to occur shall be included.

Section 6. Loans to Officers or Employees: The corporation may lend money to, or guarantee any obligation of, or otherwise assist, any officer or other employee of the corporation or of any subsidiary, wherever it may reasonably be expected to benefit the corporation. If the officer or employee is also a director of the corporation, such loan, guarantee or assistance, unless pursuant to a plan adopted by the shareholders in accordance with the provisions of Chapter 8 of the act (Employee Benefit Plans), shall be authorized by a majority of the entire board of directors. The loan, guarantee or other assistance may be made with or without interest, and may be unsecured, or secured in such manner as the board shall approve, including, without limitation, a pledge of shares of the corporation, and may be made upon such other terms and conditions as the board may determine.

       Section 7. Disallowed Compensation: Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which is disallowed by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.


                          ARTICLE X - INDEMNIFICATION

       Section 1. Indemnification of Directors and Officers: To the full extent permitted by the laws of the state of New Jersey, as they exist on the date hereof or as they may hereafter be amended, the corporation shall indemnify any person who is or was a director, officer, employee or other agent of the corporation or of any constituent corporation absorbed by this corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise serving as such at the request of the corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent, (an "indemnitee") who was or is involved in any manner (including without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding"), or who is threatened with being so involved, by reason of the fact that he or she was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was at the request of the Corporation also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement and reasonably incurred by the Indemnitee in connection with such Proceeding, provided that, there shall be no indemnification hereunder with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Corporation has given its prior consent to such settlement or disposition. The right of indemnification created by this Article shall be a contract right enforceable by an Indemnitee against the Corporation, and it shall be exclusive of any other rights to which an Indemnitee may otherwise be entitled. The provisions of this Article shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change or repeal of or to these By-Laws shall deprive any Indemnitee of any rights under this Article with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.

          ARTICLE XI - RELIANCE ON CORPORATE RECORDS BY DIRECTORS

       Section 1. Liability of Directors; Reliance on Corporate
Records: Directors and members of any committee designated by the Board shall discharge their duties in good faith and with that degree of diligence, care and skill which ordinarily prudent people would exercise under similar circumstances in like positions. In discharging their duties, directors and members of any committee designated by the Board shall not be liable if, acting in good faith, they rely upon the opinion of counsel for the corporation or upon written reports setting forth financial data concerning the corporation and prepared by an independent public accountant or certified public accountant or firm of such accountants or upon financial statements, books of accounts or reports of the corporation represented to them to be correct by the President, the officer of the corporation having charge of its books of account, or the person presiding at a meeting of the board, or upon written reports of committees of the board.

                      ARTICLE XII - EMPLOYEE BENEFIT PLANS

       Section 1. Employee benefit plans may be adopted, amended or terminated by the board, a committee of the board, or officers to whom the responsibility has been designated. Notwithstanding the foregoing any plan for the issuance of shares shall be initially adopted by the board or any committee thereof.

                            ARTICLE XIII - AMENDMENTS

       Section 1. The board of directors shall have the power to make, alter and repeal these By-Laws, but By-Laws made by the board may be altered or repealed, and new By-Laws may be made, by the shareholders.